Exhibit 99.1


Moldflow Reports Results for Its Fourth Quarter and Full 2006 Fiscal Year


    FRAMINGHAM, Mass.--(BUSINESS WIRE)--Aug. 10, 2006--Moldflow
Corporation (NASDAQ: MFLO) today announced the results for its fourth quarter and full 2006 fiscal year.

    For Fiscal Year 2006

    -- Revenue of $65.6 million represented an increase of 2% over the full 2005 fiscal year.

    -- Non-GAAP net income of $5.9 million, or $0.50 per diluted share, was down from $6.8 million or $0.58 per diluted share in fiscal 2005. Net income, as reported in accordance with generally accepted accounting principles ("GAAP"), was $1.0 million or $0.08 per diluted share and included charges, net of related tax effects, of $2.1 million for compensation expense related to share-based awards as required under Financial Accounting Standards No. 123R, $2.3 million related to restructuring activities, and a net tax provision of approximately $0.5 million recorded in connection with the repatriation during the fourth quarter of foreign earnings under the American Jobs Creation Act ("AJCA").

    -- Total product revenue of $38.2 million was unchanged from fiscal 2005.

    -- Services revenue, primarily comprised of revenue from annual maintenance and support contracts, was $27.3 million and represented an increase of 4% year-over-year.

    -- Design Analysis Solutions revenue of $48.5 million represented 74% of total revenue and increased 3% over fiscal 2005.

    -- Manufacturing Solutions revenue of $17.1 million represented 26% of total revenue and was flat when compared to last year.

    -- Year ended with $60.6 million in cash and marketable securities and no long-term debt.

    -- Regionally, revenue in our Asia/Pacific and Americas regions each represented 34% of total revenue, while revenue in the European region represented 32% of total revenue.

    --  356 new customers were added over the fiscal year.

    For the Fourth Fiscal Quarter

    -- Revenue of $17.1 million represented a 5% sequential increase and a 6% decrease from the corresponding quarter of fiscal 2005.

    -- Non-GAAP net income of $1.8 million, or $0.15 per diluted share, was sequentially unchanged from our third fiscal quarter of 2006. Net income, as reported in accordance with GAAP, was a loss of $440,000 or ($0.04) per share and included charges, net of related tax effects, of $589,000 for compensation expense related to share-based awards as required under Financial Accounting Standards No. 123R, $1.1 million related to restructuring activities during the quarter, and the above referenced tax provision in connection with the AJCA.

    -- Total product revenue of $9.9 million was up 4% sequentially and down 12% over the same period of the prior year.

    -- Services revenue of $7.2 million represented an increase of 7% sequentially and 3% over the same period of the prior year.

    -- Revenue from Design Analysis Solutions comprised 75% of total revenue and was $12.8 million, representing a 10% sequential increase and flat when compared to the same period last year.

    -- Revenue from Manufacturing Solutions totaled $4.3 million, contributing 25% of total revenue, representing a 6% sequential decrease and a 22% decrease when compared to the same period last year.

    -- Regionally, revenue in our Asia/Pacific and Americas regions each represented 34% of total revenue, while revenue in the European region represented 32% of total revenue.

    -- Repurchased 196,100 shares at an average net price of $13.15 per share equating to approximately $2.6 million in total cash payments.

    In commenting on the fourth quarter and year end results, Roland Thomas, Moldflow Corporation's president and CEO said, "Fiscal 2006 was a challenging year for Moldflow. We made critical business judgments that led us to restructure our Manufacturing Solutions unit as well as other aspects of our business. Our fourth quarter results show the initial benefits resulting from the right-sizing of our Manufacturing Solutions business and our focused market approach."
    Thomas concluded, "As we head into fiscal 2007, we are encouraged that the actions we have taken over the course of fiscal 2006 have put us in the position to again move towards our target operating model. We believe our historically strong Design Analysis Solutions business will return to a more normalized growth rate as we work with our customers to produce new technologies as well as increase our local presence throughout South America, Asia and Eastern Europe, three important growth markets. We intend to leverage the continuing global trend towards manufacturing process optimization while focusing heavily on the core business that has made Moldflow the market leader for injection molded plastics automation and optimization products and services."

    Review of Non-Cash Stock-Based Compensation

    In June 2006, the Company initiated a voluntary internal review of its stock-based compensation practices. The Board of Directors established a special committee of its independent Audit Committee to review these matters. Neither the Company's internal review nor the formation of the special committee was in response to any governmental investigation, whistleblower complaint or inquiries from media organizations.
    As a result, the special committee and the Company, in consultation with independent counsel, have reached a conclusion that the actual measurement date for financial accounting purposes of one stock option grant issued in August 2002 differed from the recorded grant date of such award by one day. The special committee and independent counsel have also concluded that such difference was the result of imperfect documentation of the Company's actions authorizing such awards and was not the result of any intentional backdating, spring-loading or other intentional manipulation of option grant dates by the Company.
    The Company now anticipates that it may record a non-cash charge of approximately $0.5 million for stock-based compensation expense related to the fiscal years ended June 30, 2003, 2004 and 2005. The Company has not yet determined if any portion of this charge would be material to any previously issued financial statements, and the Company is working with its current and prior independent auditors to determine the proper accounting treatment for these non-cash charges. The Company has concluded that any portion of this charge that may be allocable to the first quarter of fiscal 2006 (the last quarter in which any portion of such charge may be applied) would not have a material adverse effect on the Company's statement of operations for that period. In the event that the Company determines that these non-cash charges are material to any relevant period, the Company may be required to restate its financial statements for the relevant prior fiscal periods.
    The Company expects that, if required, any prior period restatement would be reflected in restated financial statements in its Annual Report on Form 10-K for the year ended June 30, 2006, which is expected to be filed on or prior to its due date of September 13, 2006.

    Business Outlook

    The Company has provided its fiscal 2007 net income and net income per diluted share guidance below. This guidance is provided on a non-GAAP basis. Non-GAAP net income and non-GAAP diluted earnings per share exclude the estimated charges for stock-based compensation costs as required under Financial Accounting Standards No. 123R. Because there are significant limitations in estimating the impact of stock-based compensation costs, including but not limited to, the number of incentive stock options that will be exercised and/or disqualified during the period, the fair market value of the Company's stock price on the exercise dates, and the number and type of issuances that may be awarded in any year, the tax benefits and estimated charges associated with equity-based issuances are unpredictable. For these reasons, the actual impact of stock-based compensation on GAAP net income and GAAP net income per diluted share may differ materially from the estimated amounts included in the guidance below.
    The current business outlook is based on information as of August 10, 2006 and is current as of that day only. We expect revenue for our full fiscal 2007 year to grow in the range of 5% to 7% when compared to fiscal 2006 and non-GAAP net income per diluted share for full fiscal year 2007 to increase between 35% and 50% as compared to fiscal 2006, resulting in non-GAAP net income per diluted share of approximately $0.68 to $0.75. Non-GAAP net income per diluted share excludes charges for share-based compensation expenses throughout the full fiscal year which are expected to be approximately $1.9 million, net of related tax effects. GAAP net income per diluted share is therefore expected to be between $0.53 and $0.60. These estimates assume an annual effective tax rate of approximately 25%.

    Use of Other Non-GAAP Financial Measures

    Net income and net income per diluted share, excluding, as applicable, share-based compensation expenses, restructuring charges, and certain tax provisions are supplemental non-GAAP financial measures. Moldflow is presenting these measures because management uses this information in evaluating the results of the Company's operations and for internal planning and forecasting purposes and believes that this information provides additional insight into our operating results, as well as enables comparison of these results to prior periods. These measures should not be considered an alternative to measurements required by GAAP, such as net income and net income per diluted share, and should not be considered a measure of our liquidity. In addition, these non-GAAP financial measures may not be comparable to similar measures reported by other companies. With respect to the non-GAAP financial measures for the fourth quarter and full fiscal year 2006, the GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed in this press release and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release and can be found on the Investors page of the Moldflow Web site at http://www.moldflow.com/stp/english/investors/index.htm.

    Financial Results

    The unaudited condensed consolidated financial statements for the fourth quarter and fiscal 2006 year ended June 30, 2006 follow.

    Information Dissemination

    Moldflow will host a conference call to discuss the fourth quarter and fiscal 2006 year results as well as future outlook at 4:30 p.m. US Eastern time, Thursday, August 10, 2006. The conference call dial-in number is 877-314-4022, Conference ID #4424666. The call will be recorded with replay (dial-in # 800-642-1687, PIN# 4424666) which will be available until August 24, 2006. In addition, a live Webcast of the conference call, together with this press release and supplemental financial information, can be accessed through the Company's Website at www.moldflow.com in the Investors section. The call, press release and supplemental information will be archived and can be accessed through the same link.

    About Moldflow Corporation

    Moldflow (NASDAQ: MFLO) is the leading global provider of design through manufacturing solutions for the plastics injection molding industry. Moldflow's products and services allow companies to address part and mold design issues at the earliest stage and maximize productivity and profitability on the manufacturing floor. Visit www.moldflow.com for more information.

    Note to editors: Moldflow is a registered trademark of Moldflow Corporation or its subsidiaries worldwide. All other trademarks are properties of their respective holders.

    Cautionary Statement Regarding Forward-Looking Information

    Pursuant to the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, the Company notes that any statements contained in this press release that are not historical facts are forward-looking statements. Such forward-looking statements include, but are not limited to, statements by Moldflow's President and CEO and those regarding Moldflow's or management's intentions, hopes, beliefs, expectations, projections, plans for the future, estimates and statements regarding: (i) Moldflow's market leadership and competitive position in its market segments, including the strength of and expected future growth in Moldflow's Design Analysis Solutions business and global trends and plans to further expand into foreign markets, (ii) the capabilities of the Company's existing or future technologies and licensing solutions, (iii) the Company's business outlook including revenue, net income tax rate and stock-based compensation expense guidance, (iv) any potential cost savings during the 2007 fiscal year arising out of our restructuring activities over the course of fiscal year 2006, and (v) the potential restatement of our fiscal 2003, 2004 and 2005 financial statements and the impact of the errors contained in and adjustments made to our financial statements for stock-based compensation. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include: (i) with respect to the Company's market leadership and competitive position, the risks that a renewed economic downturn will adversely impact the market for the Company's products, that competitors will emerge with greater resources or unforeseen technological breakthroughs, and that our Manufacturing Solutions products will have a longer sales cycle than our Design Analysis Solutions products, (ii) with respect to the capabilities of the Company's technologies and licensing solutions, the risk that our technologies or licensing solutions will not be accepted by the Company's customer base or that competitors may emerge with greater resources or technical capabilities, (iii) with respect to the Company's business outlook, the risks that a weak world economy will slow capital spending by the Company's prospective customers, that the Company may not be able to recognize the revenue derived from orders received, that the sales cycle may lengthen based on the average deal sizes for our Manufacturing Solutions products, that our restructuring activities, particularly with respect to our Manufacturing Solutions business, will result in the disruption of our sales cycles, and research and development activities, that foreign currency fluctuations may adversely affect our financial results, that our distribution partners will not achieve their revenue objectives, that the overall mix of revenue differs materially from that projected, that share-based compensation expense will continue to have a negative impact on our GAAP operating profit income and earnings per share calculations, and that changes in US or foreign tax legislation, or on-going tax inquiries and the on-going tax audits of our subsidiary companies, including Australia, may result in a higher level of income tax expense than that projected, (iv) with respect to the potential cost savings during the 2007 fiscal year related to our restructuring activities, the risk that the Company will not realize the anticipated cost savings from our restructuring plans during the time frame indicated, or, even if the anticipated cost savings are achieved, that the Manufacturing Solutions business unit may remain unprofitable and its business may suffer, and (v) with respect to potential adjustments to and restatement of our fiscal 2003, 2004 and 2005 financial statements and the impact of the errors contained in our financial statements for stock based compensation, the risk that the impact of any restatement of financial statements of the company or other actions that may be taken or required as a result of such reviews may be greater than anticipated; that the Company's may not be able to file reports with the Securities and Exchange Commission in a timely manner; that the Company's inability to make timely filings with the Securities and Exchange Commission may affect its ability to meet Nasdaq requirements for continued listing and that litigation and/or governmental investigations or proceedings may arise out of the Company's stock option granting practices or any restatement of the financial statements of prior periods, as well as other risks and uncertainties detailed from time to time in reports filed by Moldflow with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended June 30, 2005 as well as its subsequent quarterly and annual filings. Revenue and net income guidance offered by senior management today represents a point-in-time estimate and is based on information as of the date of this press release. Senior management has made numerous assumptions in providing this guidance which, while believed to be reasonable, may not prove to be accurate. In addition, as noted above, there are numerous factors that may cause actual results to differ materially from the guidance provided. The Company expressly disclaims any current intention or obligation to update the guidance provided or any other forward-looking statement in this press release to reflect future events or changes in facts assumed for purposes of providing this guidance or otherwise affecting the forward-looking statements contained in this press release.

                                       Moldflow Corporation
                                 Unaudited Consolidated Statement of
                                                Income
                               (in thousands, except per share data)
                             -----------------------------------------


                             Three Months Ended        Year Ended
                             -------------------   -------------------
                             June 30,  June 30,    June 30,  June 30,
                               2006      2005        2006      2005
                              --------  --------    --------  --------

Revenue:
  Product                    $  9,896  $ 11,251    $ 38,215  $ 38,227
  Services                      7,231     7,031      27,343    26,191
                              --------  --------    --------  --------
  Total revenue                17,127    18,282      65,558    64,418
                              --------  --------    --------  --------

Costs and expenses:
  Cost of product revenue       2,526     3,062      10,066     8,866
  Cost of services revenue      1,739     1,753       6,841     6,341
  Research and development      2,433     2,148       9,568     7,993
  Selling and marketing         6,002     6,277      23,305    22,233
  General and administrative    2,971     3,562      12,733    12,007
  Restructuring charges         1,279         -       2,666         -
  Amortization of acquired
   intangible assets               49        65         196       289
                              --------  --------    --------  --------
  Total operating costs and
   expenses                    16,999    16,867      65,375    57,729
                              --------  --------    --------  --------

Income from operations            128     1,415         183     6,689

Interest income, net              715       528       2,571     1,663
Other income, net                  66        26         162        70
                              --------  --------    --------  --------

Income before income taxes        909     1,969       2,916     8,422
Provision for income taxes      1,349       611       1,915     1,665
                              --------  --------    --------  --------

Net income (loss)            $   (440) $  1,358    $  1,001  $  6,757
                              ========  ========    ========  ========

Net income (loss) per common
 share:
  Basic                      $  (0.04) $   0.12    $   0.09  $   0.63
  Diluted                    $  (0.04) $   0.12    $   0.08  $   0.58
Shares used in computing net
 income per common share:
  Basic                        11,230    10,907      11,114    10,761
  Diluted                      11,230    11,704      11,817    11,625



                         Moldflow Corporation
            Unaudited Condensed Consolidated Balance Sheet
                            (in thousands)

                                            June 30,       June 30,
                                              2006           2005
                                         -------------- --------------

 Assets
 Current assets:
  Cash and cash equivalents              $      52,111  $      48,910
  Marketable securities                          8,443         11,323
  Accounts receivable, net                      12,774         13,449
  Inventories, prepaid expenses and
   other current assets                         11,344          6,983
                                          -------------  -------------
   Total current assets                         84,672         80,665

 Fixed assets, net                               3,129          3,336
 Goodwill and other acquired intangibles
  assets, net                                   19,869         20,177
 Other assets                                    2,523          2,851
                                          -------------  -------------

   Total assets                          $     110,193  $     107,029
                                          =============  =============

 Liabilities and Stockholders' Equity
 Current liabilities:
  Accounts payable                       $       2,049  $       3,764
  Accrued expenses                              10,274         10,165
  Deferred revenue                              11,741         10,748
                                          -------------  -------------
   Total current liabilities                    24,064         24,677

 Deferred revenue                                1,325          1,124
 Other long-term liabilities                       847          1,079
                                          -------------  -------------
   Total liabilities                            26,236         26,880
                                          -------------  -------------

 Stockholders' equity:
  Common stock                                     113            109
  Treasury stock                                (2,579)             -
  Additional paid-in capital                    75,336         69,626
  Retained earnings                              6,296          5,295
  Accumulated other comprehensive income         4,791          5,119
                                          -------------  -------------
   Total stockholders' equity                   83,957         80,149
                                          -------------  -------------

   Total liabilities and stockholders'
    equity                               $     110,193  $     107,029
                                          =============  =============



                        Moldflow Corporation
       Unaudited Condensed Consolidated Statement of Cash Flows
                           (in thousands)


                              Three Months Ended       Year Ended
                              -------------------  -------------------
                              June 30,  June 30,   June 30,  June 30,
                                2006      2005       2006      2005
                              --------- ---------  --------- ---------


 Cash provided by (used in)
  operating activities        $   (971) $  1,252   $    487  $  6,338
 Cash provided by (used in)
  investing activities          (2,002)     (523)     1,134     2,991
 Cash provided by (used in)
  financing activities          (1,467)      611        527     2,490
 Effect of exchange rate
  changes on cash and cash
  equivalents                    1,974      (218)     1,053     1,104
                               --------  --------   --------  --------
 Net increase (decrease) in
  cash and cash equivalents     (2,466)    1,122      3,201    12,923

 Cash and cash equivalents,
  beginning of period           54,577    47,788     48,910    35,987
                               --------  --------   --------  --------

 Cash and cash equivalents,
  end of period               $ 52,111  $ 48,910   $ 52,111  $ 48,910
                               ========  ========   ========  ========



                        Moldflow Corporation
Unaudited Consolidated Statement of Operations - Non - GAAP Basis
                (in thousands, except per share data)


                                    Three Months Ended
                                       June 30, 2006
                         -----------------------------------------
                            GAAP    (a)  Adjustments     Non-GAAP  (b)
                           Results        to GAAP         Results
                                           Results
                         ------------------------------------------
 Revenue:
   Product               $    9,896      $        -     $    9,896
   Services                   7,231               -          7,231
                         -----------     -----------    -----------
 Total revenue               17,127               -         17,127
                         -----------     -----------    -----------

 Costs and expenses:
   Cost of product
    revenue                   2,526             (12)(c)      2,514
   Cost of services
    revenue                   1,739             (24)(c)      1,715
   Research and
    development               2,433             (85)(c)      2,348
   Selling and marketing      6,002            (120)(c)      5,882
   General and
    administrative            2,971            (226)(c)      2,745
   Restructuring charges      1,279          (1,279)             -
   Amortization of
    intangible assets            49               -             49
                         -----------     -----------    -----------
 Total operating
  expenses                   16,999          (1,746)        15,253
                         -----------     -----------    -----------

 Income from operations         128           1,746          1,874

 Interest income, net           715               -            715
 Other income, net               66               -             66
                         -----------     -----------    -----------

 Income before income
  taxes                         909           1,746          2,655
 Provision for income                               (e)
  taxes                       1,349             492            857
                         -----------     -----------    -----------
 Net income (loss)       $     (440)     $    2,238     $    1,798
                         ===========     ===========    ===========

 Net income (loss) per
  common share:
       Basic             $    (0.04)                   $     0.16
       Diluted           $    (0.04)                   $     0.15
 Weighted average
  shares:
       Basic                 11,230                        11,230
       Diluted               11,230                        11,906



                                     Three Months Ended
                                       June 30, 2005
                         ------------------------------------------
                            GAAP    (a)   Adjustments    Non-GAAP  (b)
                           Results          to GAAP       Results
                                             Results
                         ------------------------------------------
 Revenue:
   Product               $   11,251      $        -     $   11,251
   Services                   7,031               -          7,031
                         -----------     -----------    -----------
 Total revenue               18,282               -         18,282
                         -----------     -----------    -----------

 Costs and expenses:
   Cost of product
    revenue                   3,062               -          3,062
   Cost of services
    revenue                   1,753               -          1,753
   Research and
    development               2,148               -          2,148
   Selling and marketing      6,277               -          6,277
   General and
    administrative            3,562               -          3,562
   Restructuring charges          -               -              -
   Amortization of
    intangible assets            65               -             65
                         -----------     -----------    -----------
 Total operating
  expenses                   16,867               -         16,867
                         -----------     -----------    -----------

 Income from operations       1,415               -          1,415

 Interest income, net           528               -            528
 Other income, net               26               -             26
                         -----------     -----------    -----------

 Income before income
  taxes                       1,969               -          1,969
 Provision for income
  taxes                         611                            611
                         -----------     -----------    -----------
 Net income (loss)       $    1,358      $        -     $    1,358
                         ===========     ===========    ===========

 Net income (loss) per
  common share:
       Basic             $     0.12                     $     0.12
       Diluted           $     0.12                     $     0.12
 Weighted average
  shares:
       Basic                 10,907                         10,907
       Diluted               11,704                         11,705


                                         Year Ended
                                       June 30, 2006
                         ------------------------------------------
                            GAAP    (a)  Adjustments     Non-GAAP  (b)
                           Results        to GAAP         Results
                                           Results
                         ------------------------------------------
 Revenue:
   Product               $   38,215      $        -     $   38,215
   Services                  27,343               -         27,343
                         -----------     -----------    -----------
 Total revenue               65,558               -         65,558
                         -----------     -----------    -----------

 Costs and expenses:
   Cost of product
    revenue                  10,066             (61)(c)     10,005
   Cost of services
    revenue                   6,841            (105)(c)      6,736
   Research and
    development               9,568            (346)(c)      9,222
   Selling and marketing     23,305            (525)(c)     22,780
   General and
    administrative           12,733          (1,133)(c)     11,600
   Restructuring charges      2,666          (2,666)(d)          -
   Amortization of
    intangible assets           196               -            196
                         -----------     -----------    -----------
 Total operating
  expenses                   65,375          (4,836)        60,539
                         -----------     -----------    -----------

 Income from operations         183           4,836          5,019

 Interest income, net         2,571               -          2,571
 Other income, net              162               -            162
                         -----------     -----------    -----------

 Income before income
  taxes                       2,916           4,836          7,752
 Provision for income
  taxes                       1,915              89 (e)      1,826
                         -----------     -----------    -----------
 Net income              $    1,001      $    4,925     $    5,926
                         ===========     ===========    ===========

 Net income per common
  share:
      Basic              $     0.09                    $     0.53
      Diluted            $     0.08                    $     0.50
 Weighted average
  shares:
      Basic                  11,114                        11,114
      Diluted                11,817                        11,940


                                         Year Ended
                                       June 30, 2005
                         ------------------------------------------
                            GAAP    (a)  Adjustments     Non-GAAP  (b)
                           Results        to GAAP         Results
                                           Results
                         ------------------------------------------
 Revenue:
   Product               $   38,227      $        -     $   38,227
   Services                  26,191               -         26,191
                         -----------     -----------    -----------
 Total revenue               64,418               -         64,418
                         -----------     -----------    -----------

 Costs and expenses:
   Cost of product
    revenue                   8,866               -          8,866
   Cost of services
    revenue                   6,341               -          6,341
   Research and
    development               7,993               -          7,993
   Selling and marketing     22,233               -         22,233
   General and
    administrative           12,007               -         12,007
   Restructuring charges          -               -              -
   Amortization of
    intangible assets           289                            289
                         -----------     -----------    -----------
 Total operating
  expenses                   57,729               -         57,729
                         -----------     -----------    -----------

 Income from operations       6,689               -          6,689

 Interest income, net         1,663               -          1,663
 Other income, net               70               -             70
                         -----------     -----------    -----------

 Income before income
  taxes                       8,422               -          8,422
 Provision for income
  taxes                       1,665                          1,665
                         -----------     -----------    -----------
 Net income              $    6,757      $        -     $    6,757
                         ===========     ===========    ===========

 Net income per common
  share:
      Basic              $     0.63                     $     0.63
      Diluted            $     0.58                     $     0.58
 Weighted average
  shares:
      Basic                  10,761                         10,761
      Diluted                11,625                         11,625


      (a) The Unaudited Consolidated Statement of Operations prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP").
      (b) The Unaudited Consolidated Statement of Operations prepared on an adjusted basis from that of the statement prepared in accordance with GAAP, which is intended to enhance the reader's understanding of the Company's results from operations.
      (c) Stock-based compensation expense.
      (d) Restructuring charges
      (e) Net tax expense (benefit) related to stock-based compensation, restructuring charges and cash repatriation.



    CONTACT: Moldflow Corporation
             Investor relations:
             Dawn Soucier, 508-358-5848 x234
             dawn_soucier@moldflow.com